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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (D)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: November 24, 2004


                           CROWN MEDICAL SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                                     Nevada
         (State or other jurisdiction of incorporation or organization)

                                   98-0375957
                      (IRS Employer Identification Number)


                            121 West Sycamore Street
                                Kokomo, IN 46901
                    (Address of principal executive offices)

                             Robert L. Sonfield, Jr.
                               Sonfield & Sonfield
                                Attorneys at Law
                             770 South Post Oak Lane
                              Houston, Texas 77056
                     (Name and address of agent for service)

                                 (713) 877 8333
          (Telephone number, including area code of agent for service)


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Section 4 - Matters related to accountants and financial statements

Item 4.01  changes in registrant's certifying ACCOUNTANT.

         1. i. Crown Medical Systems, Inc., a Nevada corporation ("Registrant") primary accountant, Dale, Matheson, Carr-Hilton, Labonte was dismissed by the Registrant on November 24, 2004.

                  ii. No reports on the financial statements prepared by Dale, Matheson, Carr-Hilton, Labonte over the past two years contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principals.

                  iii. The decision to change accountants was recommended and approved by the Board of Directors on November 24, 2004.

                  iv.     During the Registrant's two most recent fiscal years,
                           and the subsequent interim period through November 24, 2004 (the date of dismissal), there were the following disagreements with Dale, Matheson, Carr-Hilton, Labonte which all pertained to the interim period ended August 31, 2004:

                           Dale, Matheson, Carr-Hilton, Labonte agreed that the reverse split, change in conversion ratio and creation of Series C Preferred Stock are subsequent events requiring note disclosures but disagreed with management that such disclosure was sufficient. Dale, Matheson, Carr-Hilton, Labonte further advised that retroactive disclosures for the reverse split and the financial impact of the change in conversion ratio must be fully accrued at August 31, 2004.

         2.       i.       The registrant retained the services of the
                  accounting firm of Malone & Bailey, PLLC on November 24, 2004 as their principal accountant.

                  ii. During the Registrant's fiscal years ended February 28, 2003 and February 29, 2004, and any later interim period, including the interim up to and including the date the relationship with Dale, Matheson, Carr-Hilton, Labonte ceased the registrant did not contact the new accountant prior to its engaging the new accountant regarding the application of accounting principals to a specified transaction, or the type of audit opinion that might be rendered on the registrant's financial statements.

iii. During the Registrant's fiscal years ended February 28, 2003 and February 29, 2004, and any later interim period, including the interim up to and including the date the relationship with Dale, Matheson, Carr-Hilton, Labonte ceased the registrant did not contact the new accountant prior to its engaging the new accountant regarding any matter that was either the subject of a disagreement or a reportable event.

iv. During the two most recent fiscal years and the subsequent interim period through November 24, 2004 the registrant did not contact the new accountant prior to its engaging the new accountant regarding any matter that was a reportable event (as provided in Item 304(a)(iv)(B) of Regulation S-B) during the Registrant's fiscal years ended February 28, 2003 and February 29, 2004, and any later interim period, including the interim up to and including the date the relationship with Dale, Matheson, Carr-Hilton, Labonte ceased.

3. The registrant has provided a copy of this report, on or prior to the date of filing this report with the Commission, to Dale, Matheson, Carr-Hilton, Labonte and requested that he furnish the registrant with a letter addressed to the Commission stating his approval of or disagreement with the disclosures made herein. Such letter will be filed with the Commission upon receipt by the registrant, but not later than ten days following the filing of this report.

4. Malone & Bailey, PLLC has reviewed the disclosure required by Item 304 of Regulation S-B before it was filed with the Commission and has been provided an opportunity to furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the Registrant's expression of its views, or the respects in which it does not agree with the statements made by the Registrant in response to Item 304. Malone & Bailey, PLLC did not furnish a letter to the Commission.

5. The Registrant has provided Dale, Matheson, Carr-Hilton, Labonte with a copy of the disclosures contained herein in response to Item 304(a) of Regulation S-K no later than the day that the disclosures are filed with the Commission. Furthermore, the Registrant has requested Dale, Matheson, Carr-Hilton, Labonte to furnish the Registrant with a letter addressed to the Commission stating whether it agrees with the statements made by the Registrant in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. The Registrant undertakes to file Dale, Matheson, Carr-Hilton, Labonte's letter as an exhibit to this report. The Registrant has requested Dale, Matheson,
           Carr-Hilton, Labonte to provide the letter as promptly as possible so that the Registrant can either (i) file the letter with this report; or (ii) with the Commission within 10 business days after the filing of this report. Notwithstanding the 10-business day period, the Registrant will file the letter by amendment within 2 business days of receipt.

Section 9 - financial Statements and exhibits

Item 9.01  financial statements and exhibits

Financial Statements

         None

Exhibits

         16 - Letter re change in certifying accountant(1)

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(1) To be filed by amendment.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Crown MEdical Systems, Inc.



                                          By: /s/William L. Sklar
                                             ---------------------------------
                                                  William L. Sklar, President


Date:  November 30, 2004